Exhibit 10.1

AGREEMENT

This Agreement (the “Agreement”) is made as of August 24, 2022, among Alpha Capital Anstalt (“Holder”) and Creek Road Miners, Inc. (“Company”).

WHEREAS, beginning on December 6, 2021, the Company and the Holder (and certain other parties) entered into a Securities Purchase Agreement (the “December SPA” and together with the August SPA, the “SPAs”) pursuant to which the Company issued to the Holder shares of Series C Preferred Stock (the “Series C Preferred”) and warrants to purchase shares of the Company’s common stock as set forth on Schedule A (the “December Warrants” and together with the August Warrants, the “Warrants”);

WHEREAS, on March 20, 2022, the Holder exercised (the “Warrant Exercise”) a portion of the December Warrants for $900,000.00 and was issued 600,000 shares of the Company’s common stock (the “Exercise Shares”).

WHEREAS, a dispute has arisen between the Company and the Holder regarding the Warrant Exercise.

With this background incorporated herein, the parties hereby agree to the following settlement:

TERMS OF AGREEMENT

1. The Holder agrees to exchange the Warrant Shares for a convertible note to be issued in the form annexed hereto as Exhibit A (the “Note”). The Note and all conversion shares shall be issued thereunder (the “Conversion Shares”) are being issued pursuant to an exemption from registration under Section 3(a)(9) of the Securities Act of 1933, as amended. The Company acknowledges that the Holder’s holding period of the Note and Conversion Shares shall tack for Rule 144 purposes back to March 20, 2022, and the holding period of all other securities of the Company held by the Purchasers is unaffected by this Agreement and the transaction contemplated herein. Subject to the Purchasers’ providing customary representations letter, the Company, at its expense, shall provide any legal opinions necessary for the transfer agent to remove the legend and for Holder to sell the Conversion Shares pursuant to any applicable exemption from registration or safe harbor.

2. The Company acknowledges that the only consideration for the issuance of the Note was the Exercise Shares.

3. Upon issuance of the Note, the Holder waives any claims arising form the Warrant Exercise.

4. Each party to this Agreement represents and warrants that the execution, delivery and performance of this Agreement and the consummation of the transaction provided in this Agreement have been duly authorized by all necessary action of the respective entity and that the person executing this Agreement on its behalf has the full capacity to bind that entity.

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5. This Agreement may be signed in counterparts and the Agreement, together with its counterpart signature pages, shall be deemed valid and binding on each party when duly executed by all parties. Facsimile and/or digital copies of signatures, such as in PDF format, for example, shall be deemed valid and binding for all purposes.

6. All dollar ($) amounts in this Agreement are the dollar currency of the United States of America.

7. The Parties hereto acknowledge that each of them has had the benefit of counsel of their choice and has been offered an opportunity to review this Agreement with chosen counsel. The Parties hereto further acknowledge that they have, individually or through their respective counsel, participated in the preparation of this Agreement, and it is understood that no provision hereof shall be construed against any party hereto by reason of either party having drafted or prepared this Agreement.

8. This Agreement may be executed in one or more original, PDF or facsimile counterparts, each of which shall be deemed an original, but also which together will constitute one and the same instrument and may be delivered electronically.

9. Notwithstanding, the place where this Agreement may be executed by either of the parties, or any other factor, all terms and provisions hereof shall be governed by and construed in accordance with the laws of the State of Delaware, applicable to agreements made and to be fully performed in that State and without regard to principles of conflicts of law thereof. Any action brought to enforce, or otherwise arising out of this Agreement shall be brought only in the state and Federal courts sitting in the State of Delaware. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof for any claims under this Agreement. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

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In witness whereof the undersigned have executed this Agreement as of the date set forth above.

COMPANY

Creek Road Miners, Inc.

/s/ John D. Maatta
By:	John D. Maatta
Its:	Chief Executive Officer

HOLDER

Alpha Capital Anstalt

/s/ Nicola Feuerstein
By:	Nicola Feuerstein
Its:	Director

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